As filed with the Securities and Exchange Commission on March 20, 2020

Registration No. 333-222254

Registration No. 333-206133

Registration No. 333-193513

Registration No. 333-105083

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-222254

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206133

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-193513

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-105083

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Adynxx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	58-2349413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Pine Street, Suite 500

San Francisco, CA 94111

(Address of principal executive offices)

Alliqua BioMedical, Inc. 2014 Long-Term Incentive Plan

Alliqua, Inc. 2011 Long-Term Incentive Plan

Nonqualified Stock Option Agreement, dated as of July 31, 2012, by and between Alliqua, Inc. and Stephen Brigido

Nonqualified Stock Option Agreement, dated as of August 15, 2012, by and between Alliqua, Inc. and Harold Schoenhaus

Nonqualified Stock Option Agreement, dated as of September 19, 2012, by and between Alliqua, Inc. and Robert Taggart

Nonqualified Stock Option Agreement, dated as of September 19, 2012, by and between Alliqua, Inc. and Troy Taggart

Nonqualified Stock Option Agreement, dated as of November 5, 2012, by and between Alliqua, Inc. and James Sapirstein

Restricted Stock Unit Award Agreement, dated as of November 5, 2012, by and between Alliqua, Inc. and James Sapirstein

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Steven Berger

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Joseph Leone

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Kenneth Londoner

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Benjamin Mayer

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Kenneth Pearsen, M.D.

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jeffrey Sklar

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.

Nonqualified Stock Option Agreement, dated as of November 27, 2012, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.

Nonqualified Stock Option Agreement, dated as of November 29, 2012, by and between Alliqua, Inc. and David Johnson

Nonqualified Stock Option Agreement, dated as of April 9, 2013, by and between Alliqua, Inc. and Ronald Harland

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Bradford Barton

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Phil Forman

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Carolyn Kong

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Joseph Laudano

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Kenneth Londoner

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Ferenc Makra

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Dave Moskowitz

Nonqualified Stock Option Agreement, dated as of May 10, 2013, by and between Alliqua, Inc. and Lori Toner

Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Matt Harrington

Nonqualified Stock Option Agreement, dated as of May 30, 2013, by and between Alliqua, Inc. and Andrew Munts

Nonqualified Stock Option Agreement, dated as of July 22, 2013, by and between Alliqua, Inc. and Jerome Zeldis, M.D., Ph.D.

Nonqualified Stock Option Agreement, dated as of August 15, 2013, by and between Alliqua, Inc. and Jordan Warshafsky

Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Steven Berger

Nonqualified Stock Option Agreement, dated as of September 3, 2013, by and between Alliqua, Inc. and Brian Posner

Nonqualified Stock Option Agreement, dated as of August 28, 2013, by and between Alliqua, Inc. and Maurice Deutsch

Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and Douglas Cress

Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and Justin Schreiber

Nonqualified Stock Option Agreement, dated as of November 14, 2013, by and between Alliqua, Inc. and David Johnson

Nonqualified Stock Option Agreement, dated as of November 15, 2013, by and between Alliqua, Inc. and Kwon Lee

Nonqualified Stock Option Agreement, dated as of December 20, 2013, by and between the Company and David Johnson

Nonqualified Stock Option Agreement, dated as of December 20, 2013, by and between Alliqua, Inc. and Jessica Price

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Maria-Luisa Belmar

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Melissa Boyle

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Leslie Coco

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Rob Dent

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Jon Landis

Nonqualified Stock Option Agreement, dated as of January 6, 2014, by and between Alliqua, Inc. and Janice Smiell

Restricted Stock Award Agreement, dated as of January 6, 2014, by and between the Company and David Johnson

Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and Richard Rosenblum

Option Cancellation and Release Agreement, dated as of January 6, 2014, by and between the Company and David Stefansky

Nonqualified Stock Option Agreement, dated as of January 13, 2014, by and between Alliqua, Inc. and Dawn M. Gabriel

HepaLife Technologies, Inc. (Formerly Zeta Corporation) 2001 Incentive Stock Plan

(Full title of the plans)

  Rick Orr

President and Chief Executive Officer

Adynxx, Inc.

100 Pine Street, Suite 500

San Francisco, CA 94111

(415) 512-7740

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura A. Berezin

John T. McKenna

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Adynxx, Inc. (the “Registrant”) is filing these Post-Effective Amendments to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable by the Registrant pursuant to its 2014 Long-Term Incentive Plan, 2011 Long-Term Incentive Plan, 2001 Incentive Stock Plan and pursuant to various non-plan grants of shares previously registered by the Registrant pursuant to the following registration statements:

•	Registration Statement on Form S-8 (File No. 333-222254), filed with the Securities and Exchange Commission on December 22, 2017;

•	Registration Statement on Form S-8 (File No. 333-206133), filed with the Securities and Exchange Commission on August 6, 2015; and

•	Registration Statement on Form S-8 (File No. 333-193513), filed with the Securities and Exchange Commission on January 23, 2014; and

•	Registration Statement on Form S-8 (File No. 333-105083), filed with the Securities and Exchange Commission on May 8, 2003 (collectively, the “Registration Statements”).

The Registrant has terminated all offerings of its Common Stock pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but which remain unsold and unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized on March 20, 2020.

Adynxx, Inc.

By:	/s/ Rick Orr
Rick Orr President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Rick Orr	President and Chief Executive Officer and Director	March 20, 2020
Rick Orr	(Principal Executive Officer and Principal Financial Officer)

/s/ Dina Gonzalez Dina Gonzalez	Controller (Principal Accounting Officer)	March 20, 2020

/s/ Dennis Podlesak Dennis Podlesak	Director	March 20, 2020

/s/ Stan Abel Stan Abel	Director	March 20, 2020

/s/ Gregory J. Flesher Gregory J. Flesher	Director	March 20, 2020

/s/ Julien Mamet, Ph.D. Julien Mamet, Ph.D.	Director	March 20, 2020

/s/ Matthew Ruth Matthew Ruth	Director	March 20, 2020

/s/ Eckard Weber, M.D. Eckard Weber, M.D.	Director	March 20, 2020